United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2010

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

OXiGENE, Inc. (the "Company") held a Special Meeting of Stockholders on December 21, 2010 at the Company’s offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California, 94080. Of the 107,892,343 shares of the Company’s common stock entitled to vote at the meeting, 78,472,688 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1.  Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, $0.01 par value per share, at a ratio in the range of 1:2 to 1:20, such ratio to be determined by the Board of Directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
61,434,835	16,765,641	272,210	0

2.  Authorization to adjourn this special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,087,449	15,233,454	151,781	0

The reverse stock split authorized by the stockholders pursuant to Proposal 1 has not been implemented at this time. The timing of implementation and the ratio within the approved range applicable to the split remains subject to the determination of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: December 22, 2010	/s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief
Financial Officer